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(MULTICURRENCY - CROSS BORDER)

                                      ISDA
               INTERNATIONAL SWAPS & DERIVATIVES ASSOCIATION, INC.

                                MASTER AGREEMENT

                            dated as of 22 July 1996

UBS AUSTRALIA LIMITED,               PERPETUAL TRUSTEES AUSTRALIA LIMITED
ACN 003 059 461                      ACN 000 431 827 in its capacity as
                                     trustee of various Warehouse Funds and Sub-
                                     Funds from time to time established under the Trust Deed

have entered and/or anticipate entering into one or more transactions (each a "TRANSACTION") that are or will be governed by this Master Agreement, which includes the schedule (the "SCHEDULE"), and the documents and other confirming evidence (each a "CONFIRMATION") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "AGREEMENT"), and the parties would not otherwise enter into any Transactions.

2.   OBLIGATIONS

(a)  GENERAL CONDITIONS

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

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     (ii)   Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii)  Each obligation of each party under Section 2(a)(i) is subject to
            (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  NETTING. If on any date amounts would otherwise be payable:-

     (i)    in the same currency; and

     (ii)   in respect of the same Transaction,

     by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

     The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties made and receive payments or deliveries.

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(d)  DEDUCTION OR WITHHOLDING FOR TAX

     (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

            (1)     promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:

                    (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4
                         (d); or

                    (B)  the failure of a representation made by Y pursuant to
                         Section 3(f) to be accurate and true unless such failure would not have occurred but for (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii)   LIABILITY. If:-

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under
                    Section 2(d)(i)(4);

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            (2)     X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

            then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in
            Section 4(a)(i), 4(a)(iii) or 4(d).

(e) DEFAULT INTEREST, OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by laws and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   REPRESENTATIONS

     Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

     (a)    BASIC REPRESENTATIONS

            (i) STATUS. it is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

            (ii) POWERS. it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

            (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of

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                    its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

            (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

            (v) OBLIGATIONS BINDING. its obligations under this Agreement and any Credit Support document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

     (b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event Of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is party.

     (c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support document.

     (d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

     (e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3 (e) is accurate and true.

     (f) PAYEE TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   AGREEMENTS

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     Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

     (a) FURNISH SPECIFIED INFORMATION. it will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

            (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

            (ii) any other documents specified in the Schedule or any Confirmation; and

            (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

     (b) MAINTAIN AUTHORIZATIONS. it will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

     (c) COMPLY WITH LAWS. It will comply in all material respects will all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

     (d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

     (e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed

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            and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "EVENT OF DEFAULT") with respect to such party:-

     (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii)  CREDIT SUPPORT DEFAULT

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

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     (iv)   MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of

            (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable; or

            (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger);

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            (2)     becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

            (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;

            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition:

                    (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

                    (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

            (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

            (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

            (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses
                    (1) to (7) (inclusive); or

            (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its

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                    predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

     (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date:

            (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)); or

            (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6 (d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or B));

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     (iii)  TAX EVENT UPON MERGER. The party (the "BURDENED PARTY") on the next succeeding Scheduled Payment Date will either:

            (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)); or

            (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event) the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "DEFAULTING PARTY") has occurred and is then continuing, the other party (the "NON-DEFAULTING PARTY") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3),

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     (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii)   TRANSFER TO AVOID TERMINATION EVENT. If either an illegality under
            Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under
            Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under
            Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

            If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

            Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) TWO AFFECTED PARTIES. If an illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv)   RIGHT TO TERMINATE. If:-

            (1)     a transfer under Section 6(b)(ii) or an agreement under
                    Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  EFFECT OF DESIGNATION

     (i)    If notice designating an Early Termination Date is given under
            Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  CALCULATIONS

     (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement:

            (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)); and

            (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss" , and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:-

            (1) FIRST METHOD AND MARKET QUOTATION. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of:

                    (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over

                    (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) FIRST METHOD AND LOSS. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's loss in respect of this Agreement.

            (3) SECOND METHOD AND MARKET QUOTATION. If the Second Method and Market Quotation apply, an amount will be payable equal to:

                    (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less

                    (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) SECOND METHOD AND LOSS. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

            (1) ONE AFFECTED PARTY. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2)     TWO AFFECTED PARTIES. If there are two Affected Parties:-

                    (A) If Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to:

                         (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less

                         (II) the Termination Currency Equivalent of the Unpaid
                              Amounts owing to Y; and

                    (B) If Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the loss of the party with the lower Loss ("Y")

                    If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this
            Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under
            Section 6(d)(ii).

     (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   TRANSFER

     Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

(b) and a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "CONTRACTUAL CURRENCY"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the pavement will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered:

     (i)    for the payment of any amount owing in respect of this Agreement;

     (ii) for the payment of any amount relating to any early termination in respect of this Agreement; or

     (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and are not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  COUNTERPARTS AND CONFIRMATIONS.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  EXPENSES

     A Defaulting Party will, on demand, indemnify and hold harmless the other party from and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

     (a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

            (i) if in writing and delivered in person or by courier, on the date it is delivered;

            (ii) if sent by telex, on the date the recipient's answer back is received;

            (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

            (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

            (v) if sent by electronic messaging system, on the date that electronic message is received,

            unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("PROCEEDINGS"), each party irrevocably:-

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State Of New York and the United States District Court located in the Borough of Manhattan in New York City if this agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

     Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside , if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

     (i)    suit,

     (ii)   jurisdiction of any court,

     (iii) relief by way of injunction, order for specific performance or for recovery of property attachment of its assets (whether before or after judgment), and

     (iv) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

     As used in this Agreement:-

     "ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

     "AFFECTED PARTY" has the meaning specified in Section 5(b).

     "AFFECTED TRANSACTIONS" means:

     (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event; and

     (b)    with respect to any other Termination Event, all Transactions.

     "AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

     "APPLICABLE RATE" means:

     (a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

     (b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

     (c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

     (d)    in all other cases, the Termination Rate.

     "BURDENED PARTY" has the meaning specified in Section 5(b).

     "CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

     "CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

     "CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

     "CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

     "CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

     "DEFAULT RATE" means a rate per annum equal to the costs (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1 % per annum.

     "DEFAULTING PARTY" has the meaning specified in Section 6(a).

     "EARLY TERMINATION DATE" means the date determined in accordance with
     Section 6(a) or 6(b)(iv).

     "EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

     "ILLEGALITY" has the meaning specified in Section 5(b).

     "INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdictions of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

     "LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

     "LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits):

     (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement,

     (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment,

     (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

     "LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

     "MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under
     Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. if fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

     "NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual costs) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

     "NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

     "OFFICE" means a branch or office of a party, which may be such party's head or home office.

     "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event Of Default.

     "REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith:

     (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit; and

     (b) to the extent practicable, from among such dealers having an office in the same city.

     "RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions:

     (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat,

     (b) where an Office through which the party is acting for purposes of this Agreement is located,

     (c)    in which the party executes this Agreement, and

     (d) in relation to any payment, from or through which such payment is made.

     "SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

     "SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

     'SETTLEMENT AMOUNT' means, with respect to a party and any Early Termination Date, the sum of:-

     (a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

     (b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

     "SPECIFIED ENTITY" has the meaning specified in the Schedule.

     "SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

     "SPECIFIED TRANSACTION" means, subject to the Schedule,

     (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions),

     (b)    any combination of these transactions, and

     (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

     "STAMP TAX"' means any stamp, registration, documentation or similar tax.

     "TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

     "TAX EVENT" has the meaning specified in Section 5(b).

     "TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

     "TERMINATED TRANSACTIONS" means with respect to any Early Termination Date:

     (a)    if resulting from a Termination Event, all Affected Transactions;
            and

     (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination
            Date).

     "TERMINATION CURRENCY" has the meaning specified in the Schedule.

     "TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other that the Termination Currency (the "OTHER CURRENCY"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

     "TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

     "TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

     "UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of:

     (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date; and

     (b)    in respect of each Terminated Transaction, for each obligation under
            Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (6) above shall be reasonably determined by the party obliged to make the determination under
            Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

UBS AUSTRALIA LIMITED,
ACN 003 059 461

By:      /s/ Phillip Ludowici               By:      /s/ Adrienne Bloom
Name:    Phillip Ludowici                   Name:    Adrienne Bloom
Title:   Director                           Title:   Secretary
Date     22/7/96                            Date:    22/7/96



            [UBS SEAL]         Signed in my presence for and on behalf of
                               Perpetual Trustees Australia Limited (A.C.N. 000
                               431 827) by its attorneys Michael Barry Oehm and
                               Rodney James Clark who are personally known to me and each of whom declares that he/she has been appointed by the Board of Directors of that company as attorney of the company for the purposes of the Power of Attorney dated 19
                               October 1995 (Registration No. Book 4113. No.
                               1000) and that he/she has no notice of the revocation of his her powers.

                               /s/ S. Whigman             /s/ Rodney James Clark
                               Signature of Witness       Signature of Attorney

                               Sally Whigman              /s/ Michael Barry Oehm
                               Full name of Witness       Signature of Attorney

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT


                        dated as of

between

UBS AUSTRALIA LIMITED, ACN 003    and    PERPETUAL TRUSTEES AUSTRALIA LIMITED,
059 461                                  ACN 000 431 827, IN ITS CAPACITY AS
                                         TRUSTEE OF VARIOUS WAREHOUSE FUNDS AND
                                         SUB-FUNDS FROM TIME TO TIME ESTABLISHED
                                         UNDER THE TRUST DEED

         ("Party A")                                  ("PARTY B")

PART 1:  TERMINATION PROVISION

In this Agreement:

(a)      "SPECIFIED ENTITY" in relation to:

         (i)    Party A, is not applicable; and

         (ii)   Party B, is not applicable.

(b)      "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c)      (i)    The following provisions of Section 5 will not apply to Party A:

                Section 5(a)(ii)        Section 5(a)(v)       Section 5(b)(iii)

                Section 5(a)(iv)        Section 5(a)(vi)      Section 5(b)(iv)

         (ii)   The following provisions of Section 5 will not apply to Party B:

                Section 5(a)(ii)        Section 5(a)(v)       Section 5(a)(viii)

                Section 5(a)(iii)       Section 5(a)(vi)      Section 5(b)(iii)

                Section 5(a)(iv)        Section 5(a)(vii)     Section 5(b)(iv)

(d) The "AUTOMATIC EARLY TERMINATION" provisions in Section 6(a) will not apply to Party A nor to Party B.

(e) "PAYMENT ON EARLY TERMINATION". For the purposes of Section 6(e) of this Agreement:

         (i)    Market Quotation will apply; and

         (ii)   the Second Method will apply.

(f)      "TERMINATION CURRENCY" means Australian dollars.

(g)      "ADDITIONAL TERMINATION EVENT" will not apply.

PART 2:  TAX REPRESENTATIONS

(a) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant government revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

         (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement;

         (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

         (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

         PROVIDED THAT it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)      PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this
         Agreement:

         Party A makes the following representation:

         It is an Australian resident and does not derive the payments under this Agreement in part or whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

         Party B makes the following representation:

         It is an Australian resident and does not derive the payments under this Agreement in part or whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

PART 3:     DOCUMENTS TO BE DELIVERED

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents as applicable:

(a)         Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO DELIVER       Form/Document/Certificate            Date by which document to be
DOCUMENT                        Any document or certificate          delivered
Parties A & B                   reasonably required or               As soon as reasonably
                                reasonably requested by a            practicable following a request
                                party in connection with its         by other party.
                                obligations to make a payment
                                under this Agreement which
                                would enable that party to
                                make the payment free from any
                                deduction or withholding for
                                or on account of Tax or as
                                would reduce the rate at which
                                deduction or withholding for
                                or on account of Tax is
                                applied to that payment.

(b)         Other documents to be delivered are:

PARTY REQUIRED TO DELIVER       Form/Document/Certificate            Date by which document to be
DOCUMENT                        A list of authorised                 delivered
Parties A & B                   signatories for the party and        At the execution of this
                                evidence satisfactory in form        Agreement and thereafter
                                and substance to the other           promptly upon any change in
                                party of the authority of the        authorised persons or upon
                                authorised signatories of the        request.
                                party to execute this
                                Agreement and each
                                confirmation on behalf of the
                                party.
Parties A & B                   A legal opinion as to the            The date of this Agreement.
                                validity and enforceability of
                                that party's obligations under
                                this Agreement in form and
                                substance (and issued by legal
                                counsel) reasonably acceptable
                                to the other party.
Party A                         A copy of the most recent            Upon reasonable request by
                                annual report of the party           Party B.

                                containing consolidated
                                financial statements,
                                certified without
                                qualification by independent
                                public accountants and such
                                other public information
                                respecting its condition or
                                operations, financial or
                                otherwise, as the other party
                                may reasonably request from
                                time to time.
Party A                         A copy of the UBS Guarantee.         The date of this Agreement.
Party A                         A copy of any document               Promptly upon such document
                                amending or varying the terms        becoming effective in
                                of the UBS Guarantee.                accordance with its terms.
Party B                         Copies of any reports or             Upon reasonable request by
                                accounts relating to any             Party A subject to not being
                                relevant Warehouse Fund or           obliged to deliver any
                                Sub-Fund as are produced for         document if to do so would
                                distribution to Investors or         breach or infringe any law or
                                presentation to the Board of         legally binding obligation or
                                Directors of Party B or the          restraint.
                                Manager and such other
                                information in Party B's
                                control regarding the
                                financial condition and
                                business operations of any
                                relevant Warehouse Fund or
                                Sub-Fund as Party A may
                                reasonably require.
Party B                         A copy of the Trust Deed.            The date of this Agreement.
Party B                         A copy of any document               Promptly upon any such
                                amending or varying the terms        document becoming effective in
                                of the Trust Deed.                   accordance with its terms.
Party B                         A copy of the Security Trust         5 Local Business Days prior to
                                Deed relating to a Warehouse         the date of the first
                                Fund or a Sub-Fund.                  Transaction made under this
                                                                     Agreement relating to that
                                                                     Warehouse Fund or Sub-Fund.

All documents delivered under this Part 3(b) are covered by Section 3(d) representation.

PART 4:  MISCELLANEOUS

(a)      ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this
         Agreement:

         Address for notices or communications to PARTY A:

         Address:          UBS Australia Limited
                           Level 4
                           7 Macquarie Place
                           SYDNEY  NSW  2000
                           AUSTRALIA

         Attention:        Treasury Documentation Administrator

         Telex No:         AA121864Answerback: UBS WIS

         Facsimile No:     612 240 6503

         Address for notices or communications to PARTY B CARE OF THE
         MANAGER:

         Address:          Level 22, 20 Bond Street, Sydney, NSW 2000

         Attention:        The Manager: PUMA Programme

         Telex No:         122246            Answerback: MACBNK

         Facsimile No.:    (02) 237 4755

         With a copy to Party B itself at:

         Address:          Level 7, No. 1 Castlereagh Street, Sydney NSW 2000

         Attention:        Manager - Mortgage Securitisation

         Facsimile No.:    (02) 221 7870

(b)      PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

         Party A appoints as its Process Agent: not applicable.

         Party B appoints as its Process Agent:  not applicable.

(c) OFFICES. The provisions of Section 10(a) will not apply to this Agreement.

(d)      MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

         Neither Party A nor Party B is a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is the Manager (acting on behalf of Party B), unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)      CREDIT SUPPORT DOCUMENT.  Details of any Credit Support Document:

         (i)      In relation to PARTY A: the UBS Guarantee.

         (ii) In relation to PARTY B and each Warehouse Fund and each Sub-Fund: the Security Trust Deed relating to that Warehouse Fund or Sub-Fund.

(g)      CREDIT SUPPORT PROVIDER.

         (i)      In relation to PARTY A: Union Bank of Switzerland.

         (ii)     In relation to PARTY B: nil.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws in force in the State of New South Wales and each party submits to the non-exclusive jurisdiction of the courts of that state without reference to choice of law doctrine. The provisions of Section 13(b) will apply (mutatis mutandis) to this choice of governing law and submission to jurisdiction.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transaction.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement. However, for the purposes of section 3(c) each of Party A and Party B are deemed not to have any Affiliates.

PART 5:  OTHER PROVISIONS

5.1      AMENDMENTS TO THE STANDARD ISDA FORM

(a)      SINGLE AGREEMENT: Section 1(c) is replaced with:

         "All Transactions are entered into in reliance on the fact that this Master Agreement and all Transactions (as evidenced by their Confirmations) form a single contract (collectively referred to as this "Agreement") and the parties would not otherwise enter into any Transactions. The entering into of each Transaction takes effect as an amendment to this Agreement (but no such amendment is effective to defeat or prejudice the operation of Section 15)."

(b)      PAYMENTS: In Section 2:

         (i)      In Section 2(a)(i) add the following sentence:

                  "Each payment will be by way of exchange for the corresponding payment or payments payable by the other party.";

         (ii) In Section 2(a)(ii) insert immediately after the words "freely transferable funds" the following words:

                  ", free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement)".

         (iii) Insert new paragraphs (iv) and (v) in Section 2(a) immediately after Section 2(a)(iii) as follows:

                  "(iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment due to be made to a party if it has satisfied all its payment and delivery obligations under Section 2(a)(i) and has no future payment or delivery obligations, whether absolute or contingent under Section 2(a)(i).

                  (v)      Where:

                           (1) payments are due pursuant to Section 2(a)(i) by Party A to Party B (the "PARTY A PAYMENT") and by Party B to Party A (the "PARTY B PAYMENT") on the same day; and

                           (2) the Security Trust Deed applicable to Party B's obligations and entitlement referred to in Section 2(a)(v)(1) has become, and remains at that time, enforceable,

                           then Party A's obligation to make the Party A payment to Party B shall be subject to the condition precedent (which shall be an "applicable condition precedent" for the purpose of Section 2(a)(iii)(3)) that Party A first receives either:

                           (3)      the Party B payment; or

                           (4) confirmation from Party B's bank that it holds irrevocable instructions to effect payment of the Party B payment and that funds are available to make that payment.";

                  (iv)     Add the following new sentence to Section 2(b):

                           "Each new account so designated must be in the same tax jurisdiction as the original account."

                  (v)      Delete Section 2(d)(i)(4) in its entirety;

                  (vi) In Section 2(d)(ii)(1) delete the following words where they appear:

                                    "in respect of which X would not be required to pay an additional amount to Y under
                                    Section 2(d)(i)(4)".

(c) ADDITIONAL REPRESENTATIONS: In Section 3 add the following immediately after paragraph (f):

         "(g) NON ASSIGNMENT. It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over or given any charge over any of its rights under this Agreement or any Transaction (other than, in respect of Party B, the Warehouse Funds or Sub-Funds created pursuant to the Trust Deed and the charge given pursuant to a Security Trust Deed).

         (h) CONTRACTING AS PRINCIPAL. Subject to Section 15, each existing Transaction has been entered into by that party:

                  (i) in the case of Party A, as principal and not otherwise; or

                  (ii) in the case of Party B, in its capacity as trustee of a Warehouse Fund or Sub-Fund constituted under the Trust Deed and not otherwise.

         (i)      EXPERTISE.

                  (i) In the case of Party A, it has sufficient knowledge and expertise to enter into each Transaction and is relying on its own judgment and not on the advice of Party B.

                  (ii) In the case of Party B, it relies on the knowledge, expertise and judgment of the Manager in entering into each Transaction and does not rely on the advice of Party A."

(d)      ADDITIONAL COVENANT: In Section 4 add a new paragraph as follows:

         "(f) CONTRACTING AS PRINCIPAL. Subject to Section 15, Party A will enter into all Transactions as principal and not otherwise and Party B will enter into each Transaction in its capacity as trustee of a Warehouse Fund or Sub-Fund constituted under the Trust Deed and not otherwise."

(e)      EVENT OF DEFAULT:  Delete Section 5(a)(i) and insert instead:

         "(i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under
                  Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before 10.00 am on the tenth Local Business Day after notice of such failure is given to the party;"

(f)      TAX EVENT:  Section 5(b)(ii) is amended by:

         (i) deleting the words ", or there is a substantial likelihood that it will," where they appear in that Section; and

         (ii) deleting the words "(1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under
                  Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2)" where they appear in that section.

(g)      TERMINATION:  In Section 6:

         (i) Add the following sentence at the end of the first paragraph of Section 6(b)(ii):

                  "However, if Party B is the Affected Party, then Party B will only be obliged to make such efforts to effect a transfer in accordance with this Section 6(b)(ii) as it is able to make by application of funds available for such application in accordance with the provisions of the Trust Deed."

         (ii) add the following sentence at the end of the second paragraph of Section 6(b)(ii):

                  "However, if Party A is that other party it must, if so requested by Party B, use reasonable efforts to make such a transfer to an Affiliate (as that expression is defined in Section 14) at the expense of Party B.";

         (iii)    Add the following sentence at the end of the last paragraph of
                  Section 6(b)(ii):

                  "However, consent may be withheld if the other party considers that its credit exposure to the transferor would be adversely affected by the transfer."

         (iv)     Delete the last sentence of the first paragraph in Section
                  6(e).

(h)      TRANSFER: Section 7 is deleted and replaced with the following:

         "7.      TRANSFER

                  (a) Neither the interests nor obligations of either party in or under this Agreement (including any Transaction) are capable of being assigned or transferred (whether at law, in equity or otherwise and whether by way of security or otherwise), charged or the subject of any trust or other fiduciary obligation (other than, in respect of Party B, the trusts and fiduciary obligations created pursuant to the Trust Deed and any charge created by a Security Trust Deed). Any action by a party which purports to do any of these things is void.

                  (b)      Nothing in this Section 7:

                           (i) restricts the parties agreeing to a novation of the interests and obligations of a party in or under this Agreement (including any Transaction) including, but not limited to, for the purposes of giving effect to a transfer under section 6(b)(ii);

                           (ii) restricts a transfer by a party of all or any part of its interest in any amount payable to it from a Defaulting Party under
                                    Section 6(e);

                           (iii) restricts a transfer by a party after the other party has agreed to the variation of this Agreement to the extent necessary to permit such transfer; or

                           (iv) restricts a transfer by a Security Trustee pursuant to the exercise of its powers under a Security Trust Deed.

                  (c) Each party acknowledges that the other party enters into this Agreement and each Transaction on the basis that this Section 7 must be strictly observed and is fundamental to the terms of this Agreement (including each Transaction)."

(i)         MISCELLANEOUS: In Section 9(b) the first word "No" is replaced with:

                           "Except to the extent that the entering into of each Transaction takes effect as an amendment to this Agreement (in the manner and subject to the qualification referred to in Section 1(c), as varied by Part 5(f) of the Schedule), no".

(j)      NOTICES: In Section 12:

         (i) delete the following words where they appear on lines 2 and 3 of Section 12(a):

                           "(except that a notice or other communication under Sections 5 or 6 may not be given by facsimile transmission or electronic messaging system)"; and

         (ii)     delete paragraph (iii) of Section 12(a) and insert instead:

                  "(iii) if sent by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section unless the recipient notifies the sender within 24 hours of the facsimile being sent that the facsimile was not received in its entirety in legible form;".

(k)      DEFINITIONS: In Section 14:

         (i)      Section 14 is renumbered as Section 14(a).

         (ii) delete the definition "Affected Transactions" and insert the following:

                  "AFFECTED TRANSACTIONS" means:

                  (a) with respect to a Termination Event that is a Tax Event where Party A is the Affected Party, all Transactions affected by the occurrence of such Termination Event; and

                  (b) with respect to any other Termination Event, all Transactions."

         (iii)    delete the following words from the definition of "Default
                  Rate":

                  "plus 1% per annum".

         (iv)     the definition of "MARKET QUOTATION" is replaced with:

                  ""MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will take into account any existing Credit Support Document with respect to the obligations of such party.

                  Each quotation will be determined as either:

                  (1) the amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party and the quoting Reference Market-maker to enter into a transaction (the "REPLACEMENT TRANSACTION") that would have the effect of preserving for such party the economic equivalent of the Future Obligations of both parties; or

                  (2) the present value (calculated using commercially reasonable discount rates) of the difference or the differences on each Scheduled Payment Date that would have occurred after the Early Termination Date between:

                           (a) the Future Obligations of the other party to the Terminated Transaction or Terminated Transactions; and

                           (b) the obligations that a quoting Reference Market-maker would have under a transaction ("REPLACEMENT TRANSACTION") that would preserve for the party making the determination that party's Future Obligations, with such present value being positive if (a) is greater than (b) and negative if (a) is less than (b).

                  The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which the quotation or quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.

                  If more than 3 quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly 3 such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than 3 quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined."

         (v)      insert the following new definitions:

                  ""FUTURE OBLIGATIONS" means all payment or delivery obligations (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) of a party under section 2(a)(i) in respect of a Terminated Transaction or group of Terminated Transactions, that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. (For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included).

                  "MANAGER" means the "Manager" from time to time under the Trust Deed, which Manager is at the date of this Agreement PUMA Management Limited, ACN 003 297 336 of Level 22, 20 Bond Street, Sydney.

                  "TRUST DEED" means a Deed of Trust dated 13 July 1990 (as amended) made between the party named as the Founder in the First Schedule of that Deed and Party B, pursuant to which the trust funds, collectively known as the "PUMA Fund" are constituted.

                  "UBS GUARANTEE" means the Guarantee numbered 301 - 48812 dated 5 June 1989 issued by Union Bank of Switzerland in favour of Perpetual Trustee Company Limited in respect of certain obligations of Party A."

         (vi)     Insert the following new Section 14(b) and (c) after Section
                  14(a);

                  "(b) Unless the context indicates a contrary intention, references in this Agreement to a "Confirmation" include a reference to a "Novation Confirmation" as defined in the Master Novation Annex annexed to this Agreement.

                  (c) Unless otherwise defined herein, terms defined in the Trust Deed have the same meaning where used in this Agreement."

(l)      TRUSTEE PROVISIONS: Insert the following new Section 15 after Section
         14:

         "15.     CAPACITY OF PARTY B AND SEGREGATION OF FUNDS

                  (a) All provisions of this Agreement shall have effect and be applied subject to this Section 15.

                  (b)      For the purposes of this Section 15:

                           (i) "ASSETS" includes all assets, property and rights real or personal of any nature whatsoever; and

                                    "OBLIGATIONS" means all obligations and
                                    liabilities of whatsoever kind undertaken or incurred by or devolving upon Party B under or in respect of this Agreement, or any deed, agreement, confirmation or other instrument collateral or supplemental herewith or given or entered into pursuant hereto; and

                           (ii) a reference to fraud, negligence, default or breach by Party B includes a reference to any fraud, negligence, default or breach by any officer or employee of Party B.

                  (c) Party B enters this Agreement only as trustee of the Fund and, notwithstanding anything herein contained, the other parties hereto acknowledge and declare that the Obligations are undertaken or incurred by Party B severally in its capacity as trustee of each Warehouse Fund and each Sub-Fund on behalf of which it enters Transactions hereunder and, accordingly, except for Party B's liability resulting from Party B's own fraud, negligence or wilful default in performing its obligations under this Agreement or its own breach of the Trust Deed, the recourse of Party A hereto against Party B in respect of any Obligation is limited severally to Party A's right to recover under the Security Trust Deed relating to the Warehouse Fund or Sub-Fund in respect of which that Obligation was undertaken or incurred.

                  (d) Without limiting the generality of Section 15(c), the provisions of this Agreement shall have effect severally in respect of each Warehouse Fund and each Sub-Fund and shall be enforceable by or against Party B in its capacity as trustee of each such Warehouse Fund or Sub-Fund as though a separate Agreement applied between Party A and Party B for each of Party B's said several capacities, to the intent that (inter alia):

                           (i) unless the context indicates a contrary intention, each reference to "Party B" in this Agreement shall be construed as a several reference to Party B in its respective capacities as trustee of each Warehouse Fund and each Sub-Fund;

                           (ii)     this Agreement together with each
                                    Confirmation relating to a particular
                                    Warehouse Fund or Sub-Fund will form a
                                    single
                                    separate agreement between Party A and Party
                                    B in its capacity as trustee of that
                                    Warehouse Fund or Sub-Fund and references to the respective obligations (including references to payment obligations generally and in the context of provisions for the netting of payments and the calculation of amounts due on early termination) of Party A and Party B shall be construed accordingly as a several reference to each mutual set of obligations arising under each such separate agreement between Party A and Party B in its several capacities as trustee of each Warehouse Fund and each Sub-Fund;

                           (iii) representations made and agreements entered by the parties under this Agreement are made and entered severally by Party B in its respective capacities as trustee of each Warehouse Fund and each Sub-Fund and may be enforced by Party B against Party A severally in Party B's said several capacities;

                           (iv) rights of termination, and obligations and entitlements consequent upon termination, only accrue to Party A against Party B severally in Party B's respective capacities as trustee of each Warehouse Fund and each Sub-Fund, and only accrue to Party B against Party A severally in Party B's said several capacities; and

                           (v) without limiting Section 15(d)(iv), the occurrence of an Event of Default or Termination Event in respect of one Warehouse Fund or one Sub-Fund shall not in itself constitute an Event of Default or Termination Event in respect of any other Warehouse Fund or Sub-Fund."

5.2      ADDITIONAL PROVISIONS

(a) 1991 ISDA DEFINITIONS: This Agreement, each Confirmation and each Transaction are subject to the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) (the "1991 DEFINITIONS"), and will be governed in all respects by any provisions set forth in the 1991 Definitions, without regard to any amendments to the 1991 Definitions subsequent to the date thereof. The provisions of the 1991 Definitions are incorporated by reference in, and shall be deemed to be part of, this Agreement and each Confirmation. Any reference to a:

         (i) "SWAP TRANSACTION" in the 1991 Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation; and

         (ii) "TRANSACTION" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purpose of interpreting the 1991 Definitions.

(b) INCONSISTENCY: In the event of any inconsistency between any two or more or the following documents, they shall take precedence over each other in the following order:

         (i)      any Confirmation;

         (ii)     this Agreement; and

         (iii)    the 1991 Definitions.

(c) APPOINTMENT OF MANAGER: Party B hereby exclusively appoints the Manager as its attorney to act on Party B's behalf with respect to this Agreement. The Manager:

         (i) may arrange, enter into, and monitor Transactions and novations of Transactions, execute Confirmations, and exercise all other rights and powers of Party B hereunder; and

         (ii) without limiting the generality of the foregoing, the Manager, and not Party B, will issue, and receive, on behalf of Party B all notices, Confirmations, certificates and other communications to or by Party A hereunder, until such time as Party B serves written notice on Party A of the revocation of the Manager's authority to act on behalf of Party B in accordance with this paragraph (d).

(d)      PROCEDURES FOR ENTERING INTO TRANSACTIONS:

         (i) CONFIRMATION OF TRANSACTIONS. With respect to each Transaction entered into pursuant to this Agreement and for the purposes of Section 9(e)(ii), Party A will, on or promptly after the relevant Trade Date, send Party B a Confirmation confirming that Transaction and Party B (either itself or through the Manager) must promptly then confirm the accuracy of or request the correction of such Confirmation.

         (ii) SPECIFICATION OF SUB-FUND. Party B will enter into each Transaction in its capacity as trustee of a specific Warehouse Fund or Sub-Fund. Each Confirmation regarding a Transaction must specify the name of the Warehouse Fund or Sub-Fund to which the Transaction relates.

(e) MASTER NOVATION ANNEX. From time to time Party A and Party B may agree to novate one or more Transactions from a Selling Fund to a Sub-Fund. Each such novation will be governed by the Master Novation Annex annexed to this Agreement unless otherwise agreed by Party A and Party B.

(f) ACCELERATED PAYMENTS CLAUSE: Where Party B is the Fixed Rate Payer under a Transaction, Party B may reduce the Fixed Rate applicable to that Transaction in accordance with the following procedure:

         (i) At any time Party B may serve a notice on Party A in writing requesting a reduction in the Fixed Rate and specifying:

                  (a) the Transaction in respect of which the reduction is sought;

                  (b) the amount which Party B proposes to pay to Party A in consideration of the reduction (the "ACCELERATED AMOUNT");

                  (c) the Payment Date from which the reduced Fixed Rate shall be effective (the "RELEVANT PAYMENT DATE"); and

                  (d) a day, being a Business Day no earlier than 1 clear Business Day after the day on which service of the notice is effective, on which payment of the Accelerated Amount will be made and the reduction will become binding (the "VARIATION DATE").

         (ii) Upon such a notice being served, the parties must negotiate in good faith to agree not later than the Business Day immediately preceding the nominated Variation Date, a reduced Fixed Rate which would apply from the Relevant Payment Date in consideration of payment of the Accelerated Amount.

         (iii) If agreement is reached in accordance with paragraph (f)(ii), then:

                  (a) on the Variation Date, Party B shall pay Party A the Accelerated Amount; and

                  (b) with effect from the Variation Date the Transaction (including the Confirmation in respect thereof) shall be varied so that, with effect from the Relevant Payment Date (and in respect of each Payment Date thereafter), the Fixed Rate shall be the rate agreed pursuant to paragraph (f)(ii).

         (iv)     If agreement is not reached in accordance with paragraph
                  (f)(ii), then, at the option of Party B:

                  (a) Party B will not pay Party A the Accelerated Amount and the Fixed Rate will not be altered; or

                  (b) Party B may, notwithstanding the failure to reach an agreement pursuant to paragraph (f)(ii), pay the Accelerated Amount to Party A on the Variation Date and the reduced Fixed Rate to apply from the Relevant Payment Date shall be determined by Party B (or by the Manager on its behalf) in accordance with paragraph (f)(v) below.

         (v) If paragraph (f)(iv)(b) applies, the reduced Fixed Rate shall be the then applicable Fixed Rate for the Transaction reduced by such amount as, when applied from the Relevant Payment Date through to the Maturity Date for the Transaction, results in reductions of each of the remaining Fixed Amounts payable by Party B under the Transaction, which reductions have an aggregate discounted present value as at the Variation Date equal to the amount of the Accelerated Payment. The rate to be applied in determining each of the discounted present values required for that calculation shall be, for each relevant maturity, the average of the rates quoted to Party B (or the Manager on its behalf) by 3 leading dealers in the Australian interest rate swap market as the fixed rate each such dealer would be prepared to pay in an equivalent swap for that maturity minus 20 basis points or, in the event that it is not possible to obtain such quotes, the rate to be applied shall be the rate reasonably determined by the parties having regard to comparable indices then available.

         (vi) Neither the Floating Rate nor the Notional Amount is to vary as a result of the operation of this clause.

         (vii) Party B shall not be entitled to require any reduction of the Fixed Rate by application of this paragraph (f) that would result in the Fixed Rate being negative.

         (viii) Upon a Transaction being varied in accordance with this paragraph (f), that Transaction so varied shall be reconfirmed by the parties in accordance with Part 5.2(d)(i) of this Schedule as though it were a new Transaction.

(g) FURTHER ASSURANCES: Each party shall, upon request by the other party (the "REQUESTING PARTY") at the expense of the requesting party, perform all such acts and execute all such agreements, assurances and other documents and instruments as the requesting party reasonably requires to assure and confirm the rights and powers afforded, created or intended to be afforded or created, under or in relation to this Agreement and each Transaction or other dealing which occurs under or is contemplated by it.

(h) INTEREST RATE CAPS, COLLARS AND FLOORS: For purposes of the determination of a Market Quotation for a Terminated Transaction in respect of which a party ("X") had, immediately prior to the designation or occurrence of the relevant Early Termination Date, no future payment obligations, whether absolute or contingent, under
         Section 2(a)(i) of this Agreement with respect of the Terminated Transaction, (i) the quotations obtained from Reference Market makers shall be such as to preserve the economic equivalent of the payment obligations of the party ("Y") that had, immediately prior to the designation or occurrence of the relevant Early Termination Date, future payment obligations, whether absolute or contingent, under Section 2(a)(i) of this Agreement with respect to the Terminated Transaction and (ii) if X is making the determination such amounts shall be expressed as positive amounts and if Y is making the determination such amounts shall be expressed as negative amounts.

(i) OPTIONS: For the purposes of the determination of a Market Quotation for a Terminated Transaction that is identified as an Option, the quotations obtained from Reference Market-makers shall take into account, as of the relevant Early Termination Date, the economic equivalent of the right or rights granted pursuant to that Option which are or may become exercisable.

(j) FORWARD RATE AGREEMENTS: The September 1992 Australian Addendum No. 6 - A$ Forward Rate Agreements in the form of the copy attached to this Agreement is deemed to be incorporated in this Agreement.

(k)      RECORDED CONVERSATIONS: Each party:

         (i) consents to the recording of the telephone conversations of trading and marketing personnel of that party and its Affiliates in connection with this Agreement or any potential Transaction; and

         (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

                              MASTER NOVATION ANNEX

This Master Novation Annex is annexed to and forms part of the Master Agreement dated between UBS Australia Limited as Party A and Perpetual Trustees Australia Limited as Party B.

--------------------------------------------------------------------------------
1.          DEFINITIONS

            In this Annex:

            "NOVATION CONFIRMATION" means the form of novation confirmation set out in the Schedule to this Annex.

            "NOVATION DATE" means, in relation to a Transaction, the date the novation of that Transaction becomes effective.

            "RELEVANT SELLING FUND" means, in relation to a Transaction, Party B in its capacity as trustee of the Selling Fund which is a party to that Transaction.

            "RELEVANT SUB-FUND" means in relation to a Transaction, Party B in its capacity as trustee of the Sub- Fund to which that Transaction is to be novated.

--------------------------------------------------------------------------------
2.          CONSIDERATION

            Each novation of a Transaction under this Annex constitutes, without the need for anything further, a binding agreement on the part of each of the Relevant Selling Fund, the Relevant Sub-Fund and Party A that the consideration constituted by the releases and obligations given and undertaken respectively pursuant to this Annex, together with such other consideration as may be provided under the Trust Deed or elsewhere, in respect of the novation of that Transaction and any other dealing or transaction that occurs in conjunction with that novation, comprises adequate commercial consideration for their respective releases and obligations under this Annex in relation to the novation of that Transaction.

--------------------------------------------------------------------------------
3.          NOVATION FROM SELLING FUND TO SUB-FUND

3.1         RELEASE OF SELLING FUND

            On and from the Novation Date for a Transaction, the Relevant Selling Fund and Party A will have no further rights against, or obligations to, each other in connection with that Transaction.

3.2         ASSUMPTION BY SUB-FUND

            On the Novation Date for a Transaction, the Relevant Sub-Fund is deemed to undertake to Party A that it will duly observe and perform and totally assume all the obligations of the Relevant Selling Fund under that Transaction, the time for performance of which is on or after the Novation Date as if the Relevant Sub-Fund had been named as a party to that Transaction instead of the Relevant Selling Fund.

3.3         ACKNOWLEDGEMENT BY UBS AUSTRALIA LIMITED

            On the Novation Date for a Transaction, Party A is deemed to undertake and acknowledge to the Relevant Sub-Fund that the Relevant Sub-Fund is on and from the Novation Date entitled to all the rights and entitlements of the Relevant Selling Fund under that Transaction to the extent that such rights and entitlements arise or accrue on or after the Novation Date.

3.4         REFERENCES TO PARTY B

            On and from the Novation Date for a Transaction, every reference in the Confirmation for that

            Transaction to "Party B" or the Relevant Selling Fund is deemed to be a reference to the Trustee in its capacity as trustee of the Relevant Sub-Fund.

--------------------------------------------------------------------------------
4.          REPRESENTATIONS AND WARRANTIES

            On the Novation Date for a Transaction, the Relevant Selling Fund and Party A are deemed to represent and warrant to the Relevant Sub-Fund as at that date, that:

            (a) (DUE PERFORMANCE): each of the Relevant Selling Fund and Party A has duly and punctually performed and observed all the terms and conditions of that Transaction on its part to be performed and observed;

            (b) (NO DEFAULT): to the best of its knowledge and belief there is no default or any event which is, or with the lapse of time or expiry of notice or at the election of any person could become, an Event of Default or a Termination Event in relation to that Transaction;

            (c) (NO AMENDMENT): other than as disclosed in writing prior to that Novation Date, the terms of that Transaction are fully disclosed in its Confirmation and have not been supplemented, amended or varied; and

            (d) (NO CROSS-CLAIMS): neither the Relevant Selling Fund nor Party A has made any claim, cross-claim, cross-demand or exercised any right of set-off against the other in respect of that Transaction other than in accordance with the terms of that Transaction.

--------------------------------------------------------------------------------
5.          AGREEMENT AND CONFIRMATION

5.1         AGREEMENT TO NOVATE

            An agreement to novate a Transaction under this Annex becomes binding when Party A and Party B (or the Manager on its behalf) agree (whether orally or otherwise) the Novation Date for that Transaction and the Sub-Fund to which it will be novated.

5.2         NOVATION CONFIRMATIONS

            As soon as practicable after an agreement to novate has been entered into in accordance with Section 5.1 of this Annex, Party B (or the Manager on its behalf) must issue to Party A a Novation Confirmation. Upon receipt of a Novation Confirmation, Party A must promptly either:

            (a) confirm the accuracy of the Novation Confirmation by counter-signing and returning that Novation Confirmation to the Manager; or

            (b)         request the correction of that Novation Confirmation.

                      SCHEDULE TO THE MASTER NOVATION ANNEX

                              NOVATION CONFIRMATION

[Date]

TO:          UBS AUSTRALIA LIMITED, ACN 003 059 461 ("PARTY A")

FROM:        PERPETUAL TRUSTEES AUSTRALIA LIMITED, ACN 000 431 827,  ("PARTY B")

NOVATION CONFIRMATION

The parties refer to the Master Agreement made between Party A and Party B (the "MASTER AGREEMENT"). Unless the context indicates a contrary intention, terms defined in the Master Agreement have the same meaning where used in this Novation Confirmation.

For the purposes of this Novation Confirmation:

(a) a reference to the Relevant Selling Fund is a reference to [Name of Selling Fund];

(b) a reference to the Relevant Sub-Fund is a reference to [Name of Sub-Fund]; and

(c)         a reference to the Novation Date is a reference to [Insert Date].

The parties hereby confirm and agree that as of the Novation Date each of the Transactions (the "NOVATED TRANSACTIONS") referred to in the Schedule to this Novation Confirmation is novated from the Relevant Selling Fund to the Relevant Sub-Fund in accordance with the terms of the Master Novation Annex.


                                    SCHEDULE

                              NOVATED TRANSACTIONS

SERIAL NO.    Trade Date     Facility No.    Notional     Fixed Swap    CURRENT
                                              Amount      Rate          FLOATING
                                                                        RATE

Aggregate Notional Amount:

Aggregate Fixed Swap Rate (being a weighted average calculated by reference to the Notional Amount of each Novated Transaction):

This Novation Confirmation supplements and forms part of the Master Agreement.

Confirmed as of the date first above written.

For and on behalf of the Manager as attorney

for Party B

---------------------------------------          ------------------------------
(Authorised Officer)                             (Authorised Officer)


For and on behalf of Party A


---------------------------------------          ------------------------------
(Authorised Officer)                             (Authorised Officer)

                                  THE PUMA FUND
                                Master Agreement



                               DATE:

                              UBS AUSTRALIA LIMITED

                                     Party A





                      PERPETUAL TRUSTEES AUSTRALIA LIMITED

                                     Party B







                                   CLAYTON UTZ
                                   Solicitors
                                  Levels 27-35
                              No.1 O'Connell Street
                                 SYDNEY NSW 2000
                                    Ref: 218

                FIXED - FLOATING INTEREST RATE SWAP CONFIRMATION

                                 PRO-FORMA ONLY

[DATE]

PERPETUAL TRUSTEES AUSTRALIA LIMITED as trustee for the PUMA Global
   Trust No. [ ]
C/- THE MANAGER, MACQUARIE SECURITISATION LIMITED
LEVEL 23, 20 BOND STREET
SYDNEY  NSW  2000

ATTN: TREASURY OPERATIONS
Fax:   (02) 8232-6454

INTEREST RATE SWAP TRANSACTION CONFIRMATION
REFERENCE:  [ ]

The purpose of this letter is to set forth the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the 'Transaction'). This letter constitutes a 'Confirmation' as referred to in the ISDA Master Agreement dated 22 July 1996 between UBS Australia Limited and Perpetual Trustees Australia Limited as amended from time to time.

1. The terms of the particular transaction to which this Confirmation relates are as follows:

           Notional Amount:                   AUD [ ]

           Trade Date:                        [ ]

           Effective Date:                    [ ]

           Termination Date:                  [Termination Date], subject to
                                              adjustment in accordance with

   FIXED AMOUNTS

           Fixed Amount Payer:                Perpetual Trustees Australia
                                              Limited or

           Fixed Amount Payment Dates:        [ ] and continuing quarterly on
                                              the [ ] of the month,

           Fixed Rate:                        [ ]

           Day Count Fraction:                Actual/365 (Fixed)



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ISDA Interest Rate Swap    UBS Australia Limited, Sydney            Page 1 of 2
Reference: [ ]                A.B.N. 81 003 059 461
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   FLOATING AMOUNTS

           Floating Amount Payer:             Perpetual Trustees Australia
                                              Limited or

           Floating Rate Payment Dates:       [ ] and continuing quarterly on
                                              the [ ] of the month,

           Floating Rate Option:              AUD-BBR-BBSY

           Spread:                            [ ]

           Day Count Fraction:                Actual/365 (Fixed)

           Reset Dates:                       The Reset Date in respect of each
                                              Calculation Period shall be

   BUSINESS DAYS:                             Sydney

   CALCULATION AGENT:                         [ ]

3. Account Details:

   Payments to UBS Australia Limited:        [to be advised]

   Payments to Perpetual Trustees
   Australia Limited ATF PUMA Global
   Trust No. [ ]:                            [to be advised]

4. Office and address for notices in connection with the Transaction:
         [ ]

         Fax      [ ]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours Faithfully

UBS AUSTRALIA LIMITED                  SIGNED FOR AND ON BEHALF OF
                                       PERPETUAL TRUSTEES AUSTRALIA
                                       LIMITED AS TRUSTEE FOR THE
                                       PUMA GLOBAL TRUST NO. [ ]:

......................................  ...............................
NAME:                                  NAME:
TITLE:                                 TITLE:

......................................  ...............................
NAME:                                  NAME:
TITLE:                                 TITLE:


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ISDA Interest Rate Swap    UBS Australia Limited, Sydney            Page 2 of 2
Reference: [ ]                A.B.N. 81 003 059 461
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